EXECUTION COPY
                                                                 EXHIBIT 10.6


                                OPTION AGREEMENT

     This OPTION AGREEMENT is dated October 14, 2005 (this "Agreement"), by and among Snake River Sugar Company, an Oregon cooperative corporation (the "Company"), Valhi, Inc., a Delaware corporation ("Valhi") and the holders of the Company's 7.61% Senior Notes due September 30, 2012, as the same may be amended from time to time (the "Senior Notes") whose names are set forth on the signature page of this Agreement (the "Noteholders").


                                    RECITALS

FIn connection with the Noteholders' acquisition of certain Senior Notes from the Company pursuant to the terms of a Note Purchase Agreement dated as of October 17, 2005 among Northwest Farm Credit Services, FLCA, both as a purchaser and as agent on behalf of all of the purchasers (the "Agent"), the other purchasers named therein and the Company, as the same may be amended from time to time (the "Note Purchase Agreement"), the Noteholders have collectively agreed to grant Valhi the right to acquire the Senior Notes owned or held by the Noteholders (the "Option Notes"), pursuant to and on the terms and conditions set forth in this Agreement. The execution and delivery of this Agreement is a condition to the effectiveness of the Note Purchase Agreement.

     Now, therefore, in consideration of the foregoing and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Grant of Option. The Noteholders hereby collectively grant to Valhi an irrevocable option (the "Option") to purchase all but not less than all of the Option Notes (including any principal, interest or other amounts owing to Noteholders from the Company in respect of the Option Notes). The exercise price of the Option (the "Exercise Price") shall be an amount in cash equal to the sum of (i) the principal outstanding on the Option Notes, (ii) all accrued interest on the Option Notes, (iii) an amount equal to the sum of the Make Whole Amounts and Cost Reimbursement Amounts (as each are defined in the Note Purchase Agreement) related to the Option Notes and which would be required to be paid by the Company upon a voluntary prepayment of the Option Notes, and (iv) an amount equal to any other amounts which would be required to be paid by the Company pursuant to Article III of the Note Purchase Agreement upon a voluntary prepayment of the Option Notes , in each case as of the closing referred to in
Section 3.

     2. Exercise of Option. The Option may be exercised by Valhi in whole and not in part at any time after the date of this Agreement, subject to the condition that, prior to or concurrently with such exercise, Valhi acquire all Senior Notes issued by the Company pursuant to the Note Purchase Agreement. If Valhi wishes to exercise the Option, Valhi shall send a written notice to the Agent on behalf of the Noteholders and to the Company specifying the Exercise Price and the place, date and time (but not earlier than 10 Business Days (as defined in the Note Purchase Agreement) from the date such notice is given) for the closing of such purchase. The parties' obligations in connection with the exercise of the Option are subject to compliance with applicable legal requirements. Upon request of Valhi, the Company shall promptly take all action required to effect the exercise of the Option (including certifying to Valhi, upon request, information concerning the outstanding principal, accrued interest and applicable Make Whole Amount of the Option Notes, any defaults or events of default under the Senior Notes and any other information requested).

     3. Closing of the Option and Transfer of the Option Notes. At the closing of the exercise of the Option pursuant to this Agreement, Noteholders shall deliver to the Company the Option Notes, in proper form for transfer, and the Company will issue a new Senior Note to Valhi in the principal amount of the Senior Notes being purchased. At such closing, Valhi will purchase and pay for the Option Notes being purchased from Noteholders by wire transfer to the Agent on behalf of the Noteholders of cash in an amount equal to the Exercise Price.

     4. Representations and Warranties of Valhi. Valhi represents and warrants to Noteholders that (a) Valhi is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement; (b) this Agreement has been duly authorized by all necessary corporate action on the part of Valhi; (c) Valhi is not subject to or obligated under any provision of (i) its Certificate of Incorporation or By-Laws, (ii) any contract, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated hereby, and (d) any acquisition of the Option Notes pursuant to the terms and conditions of this Agreement shall be for Valhi's own account and not with a view to distribution of the Option Notes. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the execution, delivery and performance by Valhi of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

     5. Representations and Warranties of Noteholders. Each Noteholder represents and warrants to Valhi that (a) such Noteholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power to enter into and perform this Agreement; (b) this Agreement has been duly authorized by all necessary corporate action on the part of such Noteholder; (c) such Noteholder is not subject to or obligated under any provision of (i) its organizational documents, (ii) any contract, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated hereby; and (d) when its Option Note(s) are delivered by such Noteholder to Valhi upon exercise of the Option and payment of the Exercise Price, such
Noteholder will deliver good, legal and valid title in and to its Option Note(s), free and clear of any claims, liens, encumbrances, security interests and charges of any nature whatsoever (other than any such claims, liens, encumbrances, security interests and charges created by Valhi). Each Noteholder further represents and warrants that as of the date of this Agreement, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the execution, delivery and performance by such Noteholder of this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Noteholder makes no representation or warranty regarding the applicability of any federal or state securities laws or regulations, or whether the application of such laws or regulations would prohibit, place restrictions on, or require authorization of any the transactions contemplated by this Agreement.

     6. Legend. Upon execution of this Agreement, the Company and Noteholders shall place the following legend in a conspicuous place on the Option Notes:

"This Note is subject to the terms and conditions of that certain Option Agreement dated October 14, 2005, by and between the issuer, Valhi, Inc. and the holder of this Note."

     7. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Valhi and Noteholders. Each of the provisions of this Agreement shall be binding upon Noteholders and its successors and assigns. Valhi may not assign any of its rights or obligations under this Agreement (other than to any affiliate of Valhi) without the prior written consent of Noteholders.

     8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) if delivered in person, by cable, telegram, facsimile, or sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to Noteholders (at the addresses specified on Schedule I to this Agreement)

If to Valhi:
Valhi, Inc.
Three Lincoln Centre, Suite 1700,
5430 LBJ Freeway,
Dallas, Texas 75240
Attn: General Counsel

If to the Company:
Snake River Sugar Company
3184 Elder Street
Boise, Idaho  83705
Attn: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.   Counterparts.   This   Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to the principles of conflicts of laws thereof.

     11. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     13. Termination. This Agreement shall terminate upon the repayment in full of the Option Notes.

     14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     15. Further Assurances. The parties will execute and deliver such documents and take such action reasonably deemed necessary or desirable to more effectively complete and evidence the sale and transfer of the Option Notes pursuant to this Agreement.

     16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, subsections and clauses refer to Sections, subsections and clauses of this Agreement unless otherwise stated.

     17. Notification. The Company agrees to provide a copy of any amendment, modification, waiver or restatement of the Senior Notes or the Note Purchase Agreements to Valhi within five (5) business days after execution of any such amendment, modification, waiver or restatement. The Company and Valhi agree and acknowledge that if any such amendment, modification, waiver or restatement of the Senior Notes or the Note Purchase Agreement are not so provided to Valhi by the Company within the time period required herein, then, at Valhi's sole option, such amendment, modification, waiver or restatement shall retroactively be null and void upon (but only upon) the closing of the purchase of the Option Notes following the exercise by Valhi of all of its rights under this Agreement.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

VALHI, INC.


By:      /s/Gregory M. Swalwell
         --------------------------------------------------------------
         Gregory M. Swalwell
         Vice President


SNAKE RIVER SUGAR COMPANY

By:      /s/Dave Budge
         --------------------------------------------------------------
         Dave Budge
         Vice President


NORTHWEST FARM CREDIT SERVICES, FLCA

By:      /s/Jack Hetherington
         --------------------------------------------------------------
         Jack Hetherington
         Vice President


U.S. BANK NATIONAL ASSOCIATION

By:      /s/Jan Thede
         -------------------------------------------------------------
         Jan Thede
         Vice President

                       Schedule I - Address of Noteholder

Northwest Farm Credit Services, FLCA
815 North College Road
Twin Falls, Idaho 83301
Attn:  Jack Hetherington

U.S. Bank National Association National Corporate Banking (PL-4) 555 S. W. Oak Street
Portland, Oregon 97204
Attn: Janice T. Thede